Exhibit 99

HILLSHIRE BRANDS REPORTS THIRD QUARTER RESULTS;
EXPECTS FULL YEAR EPS TO BE AT HIGH END OF GUIDANCE RANGE

CHICAGO, IL (May 2, 2013) - The Hillshire Brands Company (NYSE: HSH) today reported earnings for the third quarter and first nine months of fiscal 2013.

•	On-track executing first year of three-year plan

•	Net sales fell slightly, driven by a decline in the Foodservice/Other segment

•	Adjusted[1] operating income declined 12.9% on planned increases in MAP and SG&A; reported operating income increased 18.8%

•	Adjusted diluted EPS of $0.35 better than anticipated and down 14.6%; reported diluted EPS of $0.34 up 47.8%

•	Fiscal 2013 adjusted diluted EPS expected to be at high end of previous guidance range of $1.60-$1.70

CEO Perspective
“We continue to make progress in executing our three-year plan, making strides in brand building, innovation and rigorous cost management,” said Sean Connolly, president and chief executive officer, The Hillshire Brands Company.

“We saw a strong response where we increased our advertising investment in the quarter. We also continued to build out our innovation pipeline. On the cost side, we have now identified opportunities to exceed the $100 million savings target we announced at our investor day in June. These initiatives will provide additional support for our growth strategy and further strengthen our confidence that we will deliver our mid-term targets.”

“Our efforts to stabilize challenged businesses also progressed, but clearly our work here is not done. Overall, we are pleased with our efforts to date. In fact, we now expect full year EPS to be at the high end of our previous guidance,” added Connolly.

Discussion of Third Quarter Continuing Operations Results
Net sales declined slightly, driven by a decline in the Foodservice/Other segment. MAP investment increased to 4.2% of revenue versus 3.4% in the prior year's third quarter. Operating income was also impacted by planned increases in SG&A as transition service agreements expired and the company approached targeted staffing levels.

[1]	The term “adjusted diluted EPS” and other financial measures identified as “adjusted” are explained and reconciled to comparable GAAP measures at the end of this release.

Hillshire Brands Reports Third Quarter Results - Page 2

Key Financial Data, Continuing Operations
$ in millions, except per share

	Third Quarter			First Nine Months
	2013	2012	% Change	2013	2012	% Change
Adjusted Net Sales	$924	$932	(1.0)%	$2,958	$2,920	1.3%
Reported Net Sales	924	935	(1.3)%	2,958	2,975	(0.6)%
Adj. Operating Income	72	83	(12.9)%	300	241	24.6%
Rep. Operating Income	65	54	18.8%	248	101	NM
Adj. Diluted EPS	$0.35	$0.41	(14.6)%	$1.46	$1.14	28.1%
Rep. Diluted EPS	$0.34	$0.23	47.8%	$1.21	$0.36	NM

Retail
Net sales and volume in the Retail segment were flat compared to the prior year's third quarter. Investments in innovation offset gains in pricing and mix.

Progress in the meat-centric food portfolio continued as both volume and sales grew. Jimmy Dean continued its strong performance behind increased MAP spending which drove growth in breakfast sandwiches and bowls. Ball Park grew as increased MAP spending behind Flame Grilled Patties drove sales. The company's artisanal brands, Aidells and Gallo, continued to grow behind new product launches. Hillshire Farm lunchmeat declined, as anticipated, as the company pulled back on MAP and merchandising support to accommodate the supply chain transition to the new lunchmeat package. This transition to the new packaging was more challenging than expected. The company will be implementing solutions to address these challenges in the fourth quarter.

Frozen bakery sales declined in the quarter as a result of planned product discontinuations of low margin SKUs and pricing actions.

Adjusted operating segment income decreased by 3.3% behind planned increases in SG&A and increased investment behind brand building and innovation.

Foodservice/Other
Adjusted net sales declined 3.9% and reported net sales declined 5.0% from the prior year's third quarter. Increased volumes, driven by commodity turkey sales, were offset by unfavorable mix and lower pricing.

While the segment had pockets of growth in the quarter, including volume growth in its convenience store and upscale dessert businesses, macroeconomic pressure on our foodservice customers and continued weak industry trends remain a challenge.

Adjusted and reported operating segment income declined by 41.5% and 47.3%, respectively. The decreases are primarily the result of lower net sales.

Corporate
Excluding significant items, $13 million of corporate expenses is $1 million higher than the third quarter of fiscal 2012.

Guidance and Outlook
The company expects fiscal 2013 adjusted diluted EPS to be at the high end of the previous guidance range of $1.60 - $1.70. This guidance takes into account the expected sales impact and one-time expenses to resolve the previously discussed challenges with the Hillshire Farm lunchmeat package transition.

Hillshire Brands Reports Third Quarter Results - Page 3

New Cost Savings Initiatives
At the June 2012 Investor Day presentation, the company announced that it expected to deliver $100 million of savings between fiscal 2013 and fiscal 2015 in support of mid-term targets. At that time, initiatives to deliver $65 million of savings had been identified and are on-track to be realized.

The company has now identified initiatives to deliver the remaining $35 million of cost savings as well as approximately $45 million of additional savings through fiscal 2016. One-time cash investments of $80 to $100 million between fiscal 2013 and fiscal 2016 are expected to deliver ongoing savings of $80 million annually. Non-cash charges may also be taken as the company implements the initiatives.

These initiatives will unlock efficiencies in revenue management, supply chain, and support processes to fuel the company's growth agenda. Additionally, the initiatives will strengthen capabilities that will further position the company for sustained growth and profitability.

Webcast
The Hillshire Brands Company's review of its results for the third quarter and first nine months of fiscal 2013 will be broadcast live via the Internet today at 9:30 a.m. CDT. The live webcast, together with the slides reviewed during the webcast, can be accessed in the Investor Relations section on www.hillshirebrands.com. For people who are unable to listen to the webcast live, a recording will be available on the website at 2:00 p.m. CST on the day of the webcast until November 1, 2013.

About The Hillshire Brands Company
The Hillshire Brands Company (NYSE: HSH) is a leader in meat-centric food solutions for the retail and foodservice markets.  The company generates approximately $4 billion in annual sales and has approximately 9,500 employees.  Hillshire Brands' portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame.  For more information on the company, please visit www.hillshirebrands.com.
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Hillshire Brands Reports Third Quarter Results - Page 4

Forward-Looking Statements
This release contains forward-looking statements regarding Hillshire Brands' business prospects and future financial results and metrics, including statements contained under the heading “CEO Perspective” and “Guidance and Outlook”. Forward-looking statements are typically preceded by terms such as “will,” “anticipates,” “intends,” “expects,” “likely” or “believes” and other similar terms. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events and are inherently uncertain.
Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands' actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Hillshire Brands' most recent Annual Report on Form 10-K, as well as factors relating to:

•
Hillshire Brands' spin-off of its international coffee and tea business in June 2012, including (i) Hillshire Brands' ability to generate the anticipated benefits from the spin-off; (ii) the transition of leadership to a new senior management team and the departure of key personnel with historical knowledge; and (iii) potential tax liabilities and other indemnification obligations;

•
The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Hillshire Brands' ability to increase or maintain product prices in response to cost fluctuations and the impact on profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Hillshire Brands' products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties related to execution and trade and consumer acceptance;

•
Hillshire Brands' relationship with its customers, such as (i) a significant change in Hillshire Brands' business with any of its major customers, such as Wal-Mart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment; and

•
Other factors, such as (i) Hillshire Brands' ability to generate margin improvement through cost reduction and productivity improvement initiatives; (ii) Hillshire Brands' credit ratings, the impact of Hillshire Brands' capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Hillshire Brands' cost to borrow funds and access to capital/debt markets; and (iii) the settlement of a number of ongoing reviews of Hillshire Brands' income tax filing positions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Hillshire Brands transacts or has transacted business.

Hillshire Brands Reports Third Quarter Results - Page 5

Consolidated Statements of Income
For the Quarter and Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter ended		Nine Months ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Continuing Operations
Net sales	$924	$935	$2,958	$2,975
Cost of sales	652	675	2,060	2,144
Selling, general and administrative expenses	205	202	642	646
Net charges for exit activities, asset and business dispositions	1	4	7	70
Impairment charges	1	—	1	14
Operating income	65	54	248	101
Interest expense	13	22	35	67
Interest income	(2)	(2)	(5)	(4)
Income from continuing operations before income taxes	54	34	218	38
Income tax expense (benefit)	12	7	69	(4)
Income from continuing operations	42	27	149	42
Discontinued operations
Income (loss) from discontinued operations, net of tax expense (benefit) of $(5), $(29), $(7) and $28	4	28	13	(195)
Gain (loss) on sale of discontinued operations, net of tax expense of $13, $29, $14 and $367	47	(58)	49	402
Net income (loss) from discontinued operations	51	(30)	62	207
Net income (loss)	93	(3)	211	249
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	3
Net income (loss) attributable to Hillshire Brands	$93	$(3)	$211	$246
Amounts attributable to Hillshire Brands:
Net income from continuing operations	$42	$27	$149	$42
Net income (loss) from discontinued operations	51	(30)	62	204
Earnings per share of common stock
Basic
Income from continuing operations	$0.34	$0.23	$1.22	$0.36
Net income (loss)	$0.76	$(0.02)	$1.72	$2.08
Average shares outstanding	123	119	123	118
Diluted
Income from continuing operations	$0.34	$0.23	$1.21	$0.36
Net income (loss)	$0.75	$(0.02)	$1.72	$2.07
Average shares outstanding	124	119	123	119
Cash dividends declared per share of common stock	$0.125	$0.575	$0.375	$1.150

Hillshire Brands Reports Third Quarter Results - Page 6

Financial Summary—As Adjusted (1)
For the Quarter and Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter ended			Nine Months ended
	March 30, 2013	March 31, 2012	% Change	March 30, 2013	March 31, 2012	% Change
Continuing operations:
Adjusted net sales:
Retail	$692	$691	—%	$2,188	$2,150	1.8%
Foodservice/Other	232	241	(3.9)	770	776	(0.8)
Intersegment	—	—		—	(6)
Total adjusted net sales	$924	$932	(1.0)%	$2,958	$2,920	1.3%
Adjusted operating income/(loss)
Retail	$76	$79	(3.3)%	$272	$228	19.7%
Foodservice/Other	9	16	(41.5)	62	65	(3.1)
Adjusted operating segment income	85	95	(9.8)%	334	293	14.6%
General corporate expenses	(12)	(12)		(32)	(49)
Mark-to-market derivatives gains/(losses)	—	1		1	—
Amortization of trademarks & intangibles	(1)	(1)		(3)	(3)
Total adjusted operating income	$72	$83	(12.9)%	$300	$241	24.6%
Adjusted income from continuing operations	$43	$48	(9.5)%	$179	$135	32.0%
Adjusted net income	$47	$119	(59.6)%	$188	$423	(55.3)%
Adjusted net income attributable to Hillshire Brands:
Continuing operations	$43	$48	(9.5)%	$179	$135	32.0%
Discontinued operations	$4	$71	(94.4)%	$9	$285	(96.7)%
Adjusted diluted earnings per share:
Income from continuing operations	$0.35	$0.41	(14.6)%	$1.46	$1.14	28.1%
Net income	$0.38	$0.99	(61.6)%	$1.53	$3.53	(56.7)%
Adjusted operating margin:
Retail	11.0%	11.4%	(0.4)%	12.4%	10.6%	1.8%
Foodservice/Other	4.1	6.7	(2.6)	8.1	8.3	(0.2)
Total Hillshire Brands	7.8%	8.8%	(1.0)%	10.1%	8.2%	1.9%

(1) Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 7

Financial Summary—As Reported
For the Quarter and Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter ended			Nine Months ended
	March 30, 2013	March 31, 2012	% Change	March 30, 2013	March 31, 2012	% Change
Continuing operations:
Net sales:
Retail	$692	$691	—%	$2,188	$2,150	1.8%
Foodservice/Other	232	244	(5.0)	770	831	(7.3)
Intersegment	—	—		—	(6)
Total net sales	$924	$935	(1.3)%	$2,958	$2,975	(0.6)%
Operating income/(loss)
Retail	$74	$73	1.9%	$272	$202	35.0%
Foodservice/Other	8	16	(47.3)	61	70	(12.6)
Operating segment income	82	89	(7.1)%	333	272	22.7%
General corporate expenses	(16)	(35)		(83)	(168)
Mark-to-market derivatives gains/(losses)	—	1		1	—
Amortization of trademarks & intangibles	(1)	(1)		(3)	(3)
Total operating income	$65	$54	18.8%	$248	$101	NM
Income from continuing operations	$42	$27	52.2%	$149	$42	NM
Net income (loss)	$93	$(3)	NM	$211	$249	(15.3)%
Net income (loss) attributable to Hillshire Brands:
Continuing operations	$42	$27	52.2%	$149	$42	NM
Discontinued operations	$51	$(30)	NM	$62	$204	(69.4)%
Diluted earnings per share:
Income from continuing operations	$0.34	$0.23	47.8%	$1.21	$0.36	NM
Net income (loss)	$0.75	$(0.02)	NM	$1.72	$2.07	(16.9)%
Operating margin:
Retail	10.7%	10.5%	0.2%	12.4%	9.4%	3.0%
Foodservice/Other	3.7	6.7	(3.0)	8.0	8.5	(0.5)
Total Hillshire Brands	7.0%	5.8%	1.2%	8.4%	3.4%	5.0%

NM = Not meaningful

Hillshire Brands Reports Third Quarter Results - Page 8

Net Sales Bridge
For the Quarter and Nine Months ended March 30, 2013 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year

Third quarter ended March 30, 2013	Retail	Foodservice/ Other	Total Business Segments
Volume	—%	1.3%	0.4%
Mix	0.1	(3.2)	(0.8)
Price	0.2	(1.3)	(0.2)
Other	(0.3)	(0.7)	(0.4)
Adjusted net sales* change	—	(3.9)	(1.0)
Dispositions	—	(1.1)	(0.3)
Total Net Sales Change	—%	(5.0)%	(1.3)%
First Nine Months ended March 30, 2013	Retail	Foodservice/ Other	Total Business Segments
Volume	1.2%	4.5%	2.3%
Mix	0.7	(3.7)	(0.5)
Price	(0.2)	(1.2)	(0.4)
Other	0.1	(0.4)	(0.1)
Adjusted net sales* change	1.8	(0.8)	1.3
Dispositions	—	(6.5)	(1.9)
Total Net Sales Change	1.8%	(7.3)%	(0.6)%

*	Adjusted net sales is a non-GAAP measure that excludes the impact of dispositions.
See detailed explanation of this and other non-GAAP measures in this release.

Hillshire Brands Reports Third Quarter Results - Page 9

Condensed Consolidated Balance Sheet Data
At March 30, 2013 and June 30, 2012 (in millions—unaudited)

	March 30, 2013	June 30, 2012
Assets
Cash and equivalents	$416	$235
Trade accounts receivable, less allowances	206	248
Inventories	316	288
Current deferred income taxes	105	114
Income tax receivable	9	52
Other current assets	47	65
Total current assets	1,099	1,002
Property, net of accumulated depreciation of $1,176 and $1,245, respectively	824	847
Trademarks and other identifiable intangibles	124	132
Goodwill	348	348
Deferred income taxes	14	36
Other noncurrent assets	77	80
Noncurrent assets held for sale	—	5
	$2,486	$2,450
Liabilities and Equity
Accounts payable	$275	$359
Accrued liabilities	416	469
Current maturities of long-term debt	19	5
Total current liabilities	710	833
Long-term debt	930	939
Pension obligation	151	166
Other liabilities	273	277
Equity
Hillshire Brands common stockholders’ equity	422	235
	$2,486	$2,450

Hillshire Brands Reports Third Quarter Results - Page 10

Consolidated Statements of Cash Flows
For the Nine Months ended March 30, 2013 and March 31, 2012 (in millions—unaudited)

	Nine Months ended
	March 30, 2013	March 31, 2012
Operating activities -
Net income/(loss)	$211	$249
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	110	197
Amortization	13	35
Impairment charges	1	418
Net (gain) loss on business dispositions	(69)	(769)
Pension contributions, net of expense	(9)	(196)
Refundable tax on Senseo payments	—	(43)
Increase (decrease) in deferred income taxes	31	147
Other	(5)	(41)
Changes in current assets and liabilities, net of businesses acquired and sold:
Trade accounts receivable	32	43
Inventories	(42)	(76)
Other current assets	17	34
Accounts payable	(72)	(70)
Accrued liabilities	(76)	(132)
Accrued taxes	40	64
Net cash from (used in) operating activities	182	(140)
Investing activities—
Purchases of property and equipment	(103)	(193)
Purchases of software and other intangibles	(4)	(178)
Acquisitions of businesses	—	(29)
Dispositions of businesses and investments	96	2,035
Cash received from derivative transactions	3	49
Sales of assets	1	2
Net cash received from (used in) investing activities	(7)	1,686
Financing activities—
Issuances of common stock	42	62
Borrowings of other debt	—	173
Repayments of other debt and derivatives	(5)	(715)
Net change in financing with less than 90-day maturities	—	(109)
Purchase of noncontrolling interest	—	(10)
Payments of dividends	(31)	(203)
Net cash from ( used in) financing activities	6	(802)
Effect of changes in foreign exchange rates on cash	—	(155)
Increase in cash and equivalents	181	589
Add: Cash balances of discontinued operations at beginning of year	—	1,992
Less: Cash balances of discontinued operations at end of period	—	(2,555)
Cash and equivalents at beginning of year	235	74
Cash and equivalents at end of period	$416	$100
Supplemental cash flow data:
Cash paid for restructuring actions	$69	$354
Cash contributions to pension plans	5	187
Cash paid for income taxes	5	180

Hillshire Brands Reports Third Quarter Results - Page 11

 Operating Results by Business Segment
For the Quarters ended March 30, 2013 and March 31, 2012 (in millions—unaudited)

	As Reported	Dispositions	As Adjusted (1)
Third Quarter 2013
Net sales:
Retail	$692	$—	$692
Foodservice/Other	232	—	232
Intersegment	—	—	—
Total net sales	$924	$—	$924
Third Quarter 2012
Net sales:
Retail	$691	$—	$691
Foodservice/Other	244	3	241
Intersegment	—	—	—
Total net sales	$935	$3	$932

Third Quarter 2013	As Reported	Dispositions	Restructuring Actions	Accelerated Depreciation	Impairment Charges	Other Significant Items	As Adjusted (1)
Operating income:
Retail	$74	$—	$—	$(1)	$(1)	$—	$76
Foodservice/Other	8	1	—	(2)	—	—	9
Total operating segment income	82	1	—	(3)	(1)	—	85
General corporate expenses	(16)	—	(10)	—	—	6	(12)
Mark-to-market derivative gains/(losses)	—	—	—	—	—	—	—
Amortization of trademarks/intangibles	(1)	—	—	—	—	—	(1)
Operating income	$65	$1	$(10)	$(3)	$(1)	$6	$72
Operating margin	7.0%						7.8%
Third Quarter 2012
Operating income:
Retail	$73	$—	$—	$(6)	$—	$—	$79
Foodservice/Other	16	1	—	(1)	—	—	16
Total operating segment income	89	1	—	(7)	—	—	95
General corporate expenses	(35)	—	(13)	(10)	—	—	(12)
Mark-to-market derivative gains/(losses)	1	—	—	—	—	—	1
Amortization of trademarks/intangibles	(1)	—	—	—	—	—	(1)
Operating income	$54	$1	$(13)	$(17)	$—	$—	$83
Operating margin	5.8%						8.8%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 12

Operating Results by Business Segment
For the Nine Months ended March 30, 2013 and March 31, 2012 (in millions—unaudited)

	As Reported	Dispositions	As Adjusted (1)
First Nine Months of 2013
Net sales:
Retail	$2,188	$—	$2,188
Foodservice/Other	770	—	770
Intersegment	—	—	—
Total net sales	$2,958	$—	$2,958
First Nine Months of 2012
Net sales:
Retail	$2,150	$—	$2,150
Foodservice/Other	831	55	776
Intersegment	(6)	—	(6)
Total net sales	$2,975	$55	$2,920

	As Reported	Dispositions	Restructuring Actions	Accelerated Depreciation	Impairment Charges	Other Significant Items	As Adjusted (1)
First Nine Months of 2013
Operating income:
Retail	$272	$3	$—	$(2)	$(1)	$—	$272
Foodservice/Other	61	3	—	(4)	—	—	62
Total operating segment income	333	6	—	(6)	(1)	—	334
General corporate expenses	(83)	—	(36)	(18)	—	3	(32)
Mark-to-market derivative gains/(losses)	1	—	—	—	—	—	1
Amortization of trademarks/intangibles	(3)	—	—	—	—	—	(3)
Operating income	$248	$6	$(36)	$(24)	$(1)	$3	$300
Operating margin	8.4%						10.1%
First Nine Months of 2012
Operating income:
Retail	$202	$—	$(8)	$(18)	$—	$—	$228
Foodservice/Other	70	8	(2)	(1)	—	—	65
Total operating segment income	272	8	(10)	(19)	—	—	293
General corporate expenses	(168)	—	(102)	(10)	(14)	7	(49)
Mark-to-market derivative gains/(losses)	—	—	—	—	—	—	—
Amortization of trademarks/intangibles	(3)	—	—	—	—	—	(3)
Operating income	$101	$8	$(112)	$(29)	$(14)	$7	$241
Operating margin	3.4%						8.2%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 13

 Significant Items
Quarters ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter Ended March 30, 2013			Quarter Ended March 31, 2012
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(1)	$(1)	$—	$(2)	$(1)	$(0.01)
Lease and contractual obligation exit costs	—	—	—	(3)	(2)	(0.02)
Consulting/advisory and other costs	(9)	(5)	(0.05)	(8)	(11)	(0.09)
Income from asset dispositions	1	1	—	—	—	—
Accelerated depreciation	(3)	(2)	(0.01)	(17)	(11)	(0.09)
Total restructuring actions	(12)	(7)	(0.06)	(30)	(25)	(0.20)
Impairment charges	(1)	(1)	(0.01)	—	—	—
Pension settlement/withdrawal/other	(1)	(1)	(0.01)	—	—	—
Workers' compensation deposit adjustment	7	5	0.04	—	—	—
Impact of significant items on income (loss) from continuing operations before significant tax matters	(7)	(4)	(0.04)	(30)	(25)	(0.20)
Tax audit settlement/reserve adjustments	—	3	0.02	—	4	0.03
Impact of significant items on income (loss) from continuing operations	(7)	(1)	(0.01)	(30)	(21)	(0.18)
Discontinued operations:
Severance/ retention costs	(1)	(1)	—	(10)	(8)	(0.07)
Lease and contractual obligation exit costs	—	—	—	(74)	(56)	(0.47)
Consulting, advisory & other costs	—	—	—	(24)	(8)	(0.07)
Gain on the sale of discontinued operations	60	47	0.38	(29)	(58)	(0.48)
Tax basis difference adjustment	—	—	—	—	(3)	(0.03)
Tax audit settlement/reserve adjustment	—	1	0.01	—	36	0.31
Tax valuation allowance adjustment	—	—	—	—	1	0.01
Tax on unremitted earnings	—	—	—	—	(5)	(0.04)
Impact of significant items on income/(loss) from discontinued operations	59	47	0.38	(137)	(101)	(0.84)
Impact of significant items on net income/(loss) attributable to Hillshire Brands	$52	$46	$0.37	$(167)	$(122)	$(1.01)

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(2)			$(7)
Selling, general and administrative expenses	(3)			(19)
Impairment charges	(1)			—
Exit and business dispositions	(1)			(4)
Total	$(7)			$(30)
 Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Hillshire Brands Reports Third Quarter Results - Page 14

Significant Items
Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Nine Months Ended March 30, 2013			Nine Months Ended March 31, 2012
(In millions except per share data)	Pretax Impact	Net Income/ (loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/ (loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(1)	$(1)	$—	$(20)	$(13)	$(0.10)
Lease and contractual obligation exit costs	(13)	(8)	(0.07)	(53)	(34)	(0.28)
Consulting/advisory and other costs	(22)	(14)	(0.12)	(39)	(35)	(0.29)
Income from asset dispositions	6	4	0.03	—	—	—
Accelerated depreciation	(24)	(15)	(0.12)	(29)	(18)	(0.16)
Total restructuring actions	(54)	(34)	(0.28)	(141)	(100)	(0.84)
Gain on HBI tax settlement	—	—	—	15	15	0.12
Impairment charges	(1)	(1)	(0.01)	(14)	(9)	(0.07)
Litigation accrual	—	—	—	(11)	(7)	(0.06)
Pension settlement/withdrawal/other	(4)	(3)	(0.02)	—	—	—
Tax indemnification accrual adjustment	—	—	—	3	4	0.03
Workers' compensation deposit adjustment	7	5	0.04	—	—	—
Impact of significant items on income (loss) from continuing operations before significant tax matters	(52)	(33)	(0.27)	(148)	(97)	(0.81)
Tax audit settlement/reserve adjustments	—	3	0.02	—	4	0.03
Impact of significant items on income (loss) from continuing operations	(52)	(30)	(0.25)	(148)	(93)	(0.78)
Discontinued operations:
Severance/ retention costs	—	—	—	(44)	(32)	(0.27)
Lease and contractual obligation exit costs	—	—	—	(106)	(80)	(0.67)
Consulting, advisory & other costs	(3)	(2)	(0.02)	(78)	(52)	(0.43)
Impairment charges	—	—	—	(404)	(358)	(3.01)
Gain on the sale of discontinued operations	63	49	0.40	769	402	3.38
Thailand flood loss	—	—	—	(2)	(1)	(0.01)
Pension curtailment/withdrawal/other	1	1	—	(3)	(2)	(0.01)
Tax basis difference adjustment	—	4	0.03	—	186	1.56
Tax audit settlement/reserve adjustments	—	1	0.01	—	105	0.88
Tax valuation allowance adjustment	—	—	—	—	(72)	(0.60)
Tax on unremitted earnings	—	—	—	—	(177)	(1.48)
Impact of significant items on income from discontinued operations	61	53	0.43	132	(81)	(0.67)
Impact of significant items on net income (loss) attributable to Hillshire Brands	$9	$23	$0.19	$(16)	$(174)	$(1.46)

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(6)			$(18)
Selling, general and administrative expenses	(38)			(46)
Impairment charges	(1)			(14)
Exit and business dispositions	(7)			(70)
Total	$(52)			$(148)
Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Hillshire Brands Reports Third Quarter Results - Page 15

EPS Reconciliation—Reported to Adjusted
Quarters ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter ended March 30, 2013			Quarter ended March 31, 2012
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income from continuing operations before income taxes	$54	$(7)	$61	$34	$(30)	$64
Income tax expense (benefit)	12	(6)	18	7	(9)	16
Income from continuing operations	42	(1)	43	27	(21)	48
Discontinued operations:
Income from discontinued operations, net of tax	4	—	4	28	(43)	71
Gain on sale of discontinued operations, net of tax	47	47	—	(58)	(58)	—
Net income (loss) from discontinued operations	51	47	4	(30)	(101)	71
Net income (loss)	93	46	47	(3)	(122)	119
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	—	—	—
Net income (loss) attributable to Hillshire Brands	$93	$46	$47	$(3)	$(122)	$119
Amounts attributable to Hillshire Brands:
Net income from continuing operations	$42	$(1)	$43	$27	$(21)	$48
Net income (loss) from discontinued operations	51	47	4	(30)	(101)	71
Earnings per share of common stock:
Diluted
Income from continuing operations	$0.34	$(0.01)	$0.35	$0.23	$(0.18)	$0.41
Net income (loss)	$0.75	$0.37	$0.38	$(0.02)	$(1.01)	$0.99
Effective tax rate—continuing operations	22.3%		28.3%	20.0%		23.4%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release

Hillshire Brands Reports Third Quarter Results - Page 16

EPS Reconciliation—Reported to Adjusted
Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Nine Months ended March 30, 2013			Nine Months ended March 31, 2012
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income from continuing operations before income taxes	$218	$(52)	$270	$38	$(148)	$186
Income tax expense (benefit)	69	(22)	91	(4)	(55)	51
Income from continuing operations	149	(30)	179	42	(93)	135
Discontinued operations:
Income (loss) from discontinued operations, net of tax	13	4	9	(195)	(483)	288
Gain on sale of discontinued operations, net of tax	49	49	—	402	402	—
Net income from discontinued operations	62	53	9	207	(81)	288
Net income	211	23	188	249	(174)	423
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	3	—	3
Net income attributable to Hillshire Brands	$211	$23	$188	$246	$(174)	$420
Amounts attributable to Hillshire Brands:
Net income from continuing operations	$149	$(30)	$179	$42	$(93)	$135
Net income from discontinued operations	62	53	9	204	(81)	285
Earnings per share of common stock:
Diluted
Income from continuing operations	$1.21	$(0.25)	$1.46	$0.36	$(0.78)	$1.14
Net income	$1.72	$0.19	$1.53	$2.07	$(1.46)	$3.53
Effective tax rate—continuing operations	31.7%		33.6%	(11.7)%		27.0%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 17

Operating Income Reconciliation—Reported to Adjusted
Quarters ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Quarter ended March 30, 2013
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$924	$—	$—	$924
Cost of Sales	652	2	—	650
Gross Profit	272	(2)	—	274
MAP Expense	39	—	—	39
SG&A (excluding MAP)	166	3	—	163
Net charges for exit activities, asset and business dispositions	1	1	—	—
Impairment charges	1	1	—	—
Operating income	$65	$(7)	$—	$72

	Quarter ended March 31, 2012
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$935	$—	$3	$932
Cost of Sales	675	7	2	666
Gross Profit	260	(7)	1	266
MAP Expense	32	—	1	31
SG&A (excluding MAP)	170	19	(1)	152
Net charges for exit activities, asset and business dispositions	4	4	—	—
Impairment charges	—	—	—	—
Operating income	$54	$(30)	$1	$83

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 18

Operating Income Reconciliation—Reported to Adjusted
Nine Months ended March 30, 2013 and March 31, 2012 (in millions, except per share data—unaudited)

	Nine Months ended March 30, 2013
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$2,958	$—	$—	$2,958
Cost of Sales	2,060	6	—	2,054
Gross Profit	898	(6)	—	904
MAP Expense	127	—	—	127
SG&A (excluding MAP)	515	38	—	477
Net charges for exit activities, asset and business dispositions	7	7	—	—
Impairment charges	1	1	—	—
Operating income	$248	$(52)	$—	$300

	Nine Months ended March 31, 2012
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$2,975	$—	$55	$2,920
Cost of Sales	2,144	18	39	2,087
Gross Profit	831	(18)	16	833
MAP Expense	109	—	2	107
SG&A (excluding MAP)	537	46	6	485
Net charges for exit activities, asset and business dispositions	70	70	—	—
Impairment charges	14	14	—	—
Operating income	$101	$(148)	$8	$241

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Third Quarter Results - Page 19

Explanation of Non-GAAP Financial Measures
Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items. Other companies may calculate these non-GAAP financial measures differently than Hillshire Brands.
“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances; and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.
This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of dispositions. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Hillshire Brands’ business that, when viewed together with Hillshire Brands’ financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Hillshire Brands’ historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Hillshire Brands’ historical and projected future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the five performance measures under Hillshire Brands’ annual incentive plan are net sales and earnings before interest and taxes (EBIT), which are the reported amounts as adjusted for significant items and other items. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Hillshire Brands Reports Third Quarter Results - Page 20

The following is an explanation of the non-GAAP financial measures presented in this release.
“Adjusted Diluted EPS” excludes from diluted EPS for continuing operations the per share impact of significant items.
“Adjusted Net Income” excludes from net income the impact of significant items related to both continuing and discontinued operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Net Sales” for continuing operations for all segments combined or for an indicated business segment excludes from net sales as reported the impact of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Operating Income” for continuing operations excludes from operating income the impact of significant items. It also excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Operating Segment Margin” for continuing operations or an indicated business segment equals adjusted operating segment income for a business segment divided by adjusted net sales for that business segment.
“Adjusted Operating Segment Income” for all business segments combined or for an indicated business segment excludes from the applicable operating segment income measure the impact of significant items recognized by that portion of the business during the fiscal period presented and excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Income from Continuing Operations” excludes from income from continuing operations the impact of significant items related to continuing operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.